Form of Stock Certificate

     Number                                                          Shares


This Certifies that _________________________ is the registered holder of _________________Shares transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this _____________ day of __________________AD.



                                      Seal